Exhibit 99.1
Bronco Drilling Company, Inc. Announces Third Quarter Results

OKLAHOMA CITY, November 3, 2008 (BUSINESS WIRE)—Bronco Drilling Company, Inc.,  (Nasdaq/GM:BRNC), announced today financial and operational results for the three months ended September 30, 2008.

Consolidated Results
Revenues for the third quarter of 2008 were $73.0 million compared to $69.8 million for the second quarter of 2008 and $76.3 million for the third quarter of 2007.  Net loss for the third quarter of 2008 was $0.9 million compared to net income of $4.3 million for the previous quarter and $11.1 million for the third quarter of 2007. The Company generated EBITDA of $12.9 million for the third quarter of 2008 compared to $20.6 million for the previous quarter and $28.3 million for the third quarter of 2007. The Company’s fully diluted earnings per share for the quarter ended September 30, 2008, were a loss of $0.03 based on 26.4 million shares.

Results for the third quarter of 2008 were adversely affected by several non-recurring charges.  These charges are primarily comprised of expenses related to the termination of the proposed merger with Allis-Chalmers Energy, Inc, the severance of our Senior VP of Rig Operations and a large workers' compensation claim.  These items resulted in a pre-tax charge of approximately $9 million in the third quarter.    Without these non-recurring charges, fully diluted earnings per share for the quarter would be $0.18.

Land Drilling
Average operating land rigs for the third quarter of 2008 were 42 compared to 45 for the previous quarter and 53 for the third quarter of 2007.  The decrease from the previous quarter is due to rigs being winterized and refurbished for deployment to the Bakken Shale and rigs refurbished for deployment to Mexico.  Revenue days for the quarter decreased to 3,208 from 3,355 for the previous quarter and decreased from 3,739 for the third quarter of 2007.  Utilization for the third quarter of 2008 was 84% compared to 82% for the previous quarter and 76% for the third quarter of 2007.  Average daily cash margins for our land drilling fleet for the quarter ended September 30, 2008, were $7,582 compared to $7,088 for the previous quarter and $8,373 for the third quarter of 2007.

Well Servicing
Average operating workover rigs for the third quarter of 2008 were 54 compared to 53 for the previous quarter and 35 for the third quarter of 2007.  Revenue hours for the quarter decreased to 25,401 from 25,533 for the previous quarter and increased from 17,184 for the third quarter of 2007.  Utilization for the third quarter of 2008 was 73% compared to 75% for the previous quarter and 78% for the third quarter of 2007.  Average hourly cash margins for our well servicing fleet for the quarter ended September 30, 2008, were $50 compared to $127 for the previous quarter and $111 for the third quarter of 2007.

About Bronco Drilling

Bronco Drilling Company, Inc., a publicly held company headquartered in Edmond, Oklahoma, is a provider of contract land drilling services and workover services to oil and natural gas exploration and production companies. Bronco's common stock is quoted on The Nasdaq Global Market under the symbol “BRNC.” For more information about Bronco Drilling Company, Inc., visit http://www.broncodrill.com.

Bronco Drilling Company, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share par value)

	September 30,	December 31,
	2008	2007
ASSETS	(Unaudited)

CURRENT ASSETS
Cash and cash equivalents	$2,057	$5,721
Receivables
Trade and other, net of allowance for doubtful accounts of
$1,222 and $1,834 in 2008 and 2007, respectively	58,822	61,499
Contract drilling in progress	3,018	2,128
Income tax receivable	1,414	1,191
Current deferred income taxes	642	775
Current maturities of note receivable	5,078	-
Prepaid expenses	1,351	705
Total current assets	72,382	72,019

PROPERTY AND EQUIPMENT - AT COST
Drilling rigs and related equipment	495,462	510,962
Transportation, office and other equipment	43,201	41,942
	538,663	552,904
Less accumulated depreciation	113,408	86,274
	425,255	466,630

OTHER ASSETS
Goodwill	24,328	23,908
Note receivable, less current maturities	5,070	-
Investment in Challenger	77,986	-
Restricted cash and deposit	2,829	2,745
Intangibles, net, and other	6,904	3,303
	117,117	29,956

	$614,754	$568,605

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$23,767	$16,715
Accrued liabilities	15,135	19,280
Current maturities of long-term debt	1,488	1,256

Total current liabilities	40,390	37,251

LONG-TERM DEBT, less current maturities	86,594	66,862

DEFERRED INCOME TAXES	75,227	68,063

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, $.01 par value, 100,000 shares authorized;
26,346 and 26,031 shares issued and outstanding
at September 30, 2008 and December 31, 2007	266	262

Additional paid-in capital	302,734	298,195

Retained earnings	109,543	97,972
Total stockholders' equity	412,543	396,429

	$614,754	$568,605

Bronco Drilling Company, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
REVENUES
Contract drilling revenues, including 1%, 0%, 1%,
and 1% to related parties	$63,509	$70,441	$178,076	$214,311
Well service, including 5%, 0%, 2%, and 0% to
related parties	9,474	5,845	27,017	15,676
Gain (loss) on Challenger transactions	(63)	-	3,138	-
	72,920	76,286	208,231	229,987
EXPENSES
Contract drilling	39,186	39,135	109,085	120,448
Well service	8,201	3,931	19,222	9,853
Depreciation and amortization	12,939	9,219	37,321	31,317
General and administrative	13,199	5,353	24,353	15,444
	73,525	57,638	189,981	177,062

Income (loss) from operations	(605)	18,648	18,250	52,925

OTHER INCOME (EXPENSE)
Interest expense	(969)	(1,009)	(3,356)	(3,071)
Interest income	43	366	1,052	617
Equity in income of investment	1,078	-	2,854	-
Other, net	(524)	72	(81)	238
	(372)	(571)	469	(2,216)
Income (loss) before income taxes	(977)	18,077	18,719	50,709
Income tax expense (benefit)	(60)	7,009	7,148	19,540

NET INCOME (LOSS)	$(917)	$11,068	$11,571	$31,169

Income (loss) per common share-Basic	$(0.03)	$0.43	$0.44	$1.20

Income (loss) per common share-Diluted	$(0.03)	$0.42	$0.44	$1.20

Weighted average number of shares outstanding-Basic	26,290	26,025	26,275	25,984

Weighted average number of shares outstanding-Diluted	26,426	26,126	26,363	26,064

Non-GAAP Financial Measures

This press release includes a presentation of average daily cash margin for our land drilling fleet, average hourly cash margin for our well servicing fleet and EBITDA which are not financial measures recognized under generally accepted accounting principles, or GAAP.  Average daily cash margin is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, minus well service revenue, plus well service expense, income tax expense, other expense, general and administrative expense and depreciation and amortization, and divided by revenue days for the period.  Average hourly cash margin is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, minus contract drilling revenue, plus contract drilling expense, income tax expense, other expense, general and administrative expense and depreciation and amortization, and divided by revenue hours for the period.  EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus interest expense, income tax expense and depreciation and amortization. We have presented average daily cash margin, average hourly cash margin and EBITDA because we use these metrics as an integral part of our internal reporting to measure our performance and to evaluate the performance of our senior management. We consider these metrics to be important indicators of the operational strength of our business. A limitation of these metrics, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, we believe that average daily cash margin, average hourly cash margin and EBITDA provide useful information to our investors regarding our performance and overall results of operations. Neither average daily cash margin, average hourly cash margin nor EBITDA is intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, none of these metrics is intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.

The following presents a reconciliation of average daily cash margin and EBITDA to net income, the most directly comparable GAAP financial measure (in thousands, except revenue days and average daily cash margin):

	Three Months Ended		Three Months Ended
	September 30,		June 30,
	2008	2007	2008
	(Unaudited)		(Unaudited)
Reconciliation of average daily
cash margin to net income:
Net income (loss)	$(917)	$11,068	$4,339
Well service revenue	(9,474)	(5,845)	(9,320)
Well service expense	8,201	3,931	6,079
Income tax expense (benefit)	(60)	7,009	2,655
Other expense	435	571	2,155
General and administrative	13,199	5,353	5,414
Depreciation and amortization	12,939	9,219	12,457

Drilling margin	24,323	31,306	23,779

Revenue days	3,208	3,739	3,355

Average daily cash margin	$7,582	$8,373	$7,088

	Three Months Ended		Three Months Ended
	September 30,		June 30,
	2008	2007	2008
	(Unaudited)		(Unaudited)
Reconciliation of average hourly
cash margin to net income:
Net income (loss)	$ (917)	$ 11,068	$ 4,339
Contract drilling revenue	(63,509)	(70,441)	(60,494)
Contract drilling expense	39,186	39,135	36,715
Income tax expense (benefit)	(60)	7,009	2,655
Other expense	435	571	2,155
General and administrative	13,199	5,353	5,414
Depreciation and amortization	12,939	9,219	12,457

Well service margin	1,273	1,914	3,241

Operating hours	25,401	17,184	25,533

Average hourly cash margin	$ 50	$ 111	$ 127

	Three Months Ended		Three Months Ended
	September 30,		June 30,
	2008	2007	2008
	(Unaudited)		(Unaudited)
Calculation of EBITDA:
Net income (loss)	$ (917)	$ 11,068	$ 4,339
Interest expense	969	1,009	1,161
Income tax expense (benefit)	(60)	7,009	2,655
Depreciation and amortization	12,939	9,219	12,457

EBITDA	$ 12,931	$ 28,305	$ 20,612

Contact:
Bob Jarvis
Investor Relations
Bronco Drilling Company
(405) 242-4444 EXT: 102
bjarvis@broncodrill.com